SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 18, 2014
___________________

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Berlin, Germany, September 17, 2014 – Finally there is a convenient and effective solution to control heat, light and glare problems inside mass transit vehicles. Imagine being able to simply push a button and have the windows or partitions in a train, bus, tram or other vehicle instantly darken to block over 99.5% of incoming light, 99.9% of harmful and damaging UV rays, and over 90% of the heat entering inside a vehicle, boat or aircraft. This is made possible using an integrated Nuance solution from Vision Systems with patented SPD-SmartGlass technology invented by New York based Research Frontiers.

Bombardier, a global leader in rail technology and the world’s only manufacturer of both trains and aircraft, will feature in their “FLEXITY 2” tram platform Electronically Dimmable Window engineered and produced by Vision Systems. This innovative tram is part of Bombardier’s portfolio of urban mobility solutions, which it will present at InnoTrans 2014, the world’s largest railway technology trade show. InnoTrans 2014 will take place in Berlin, Germany from September 23 to the 26.

Bombardier has selected Research Frontiers licensee Vision Systems’ “Nuance” SPD solution for this tram. In addition to controlling the level of light and glare coming into a train, it offers many other advantages. This electronically dimmable window technology provides unsurpassed thermal insulation: SPD-SmartGlass substantially rejects solar heat from entering through windows. When compared to conventional automotive glass, Mercedes-Benz reported that the use of SPD-SmartGlass significantly reduced the temperature inside the vehicle by up to 18ºF/10ºC. This increases passenger comfort and reduces air conditioning loads, thereby saving fuel and reducing CO2 emissions.

SPD-SmartGlass delivers other benefits to the passenger and engineer environments in a train, including unsurpassed acoustic insulation, elimination of blinds or shades (reduced cleaning, rattling of shades and a general reduction in interior noise), and keeping an occupied or unoccupied train car cooler without using any power. It does this while providing maximum transparency and viewing opportunities when a small amount of power is applied to align nanoparticles inside a special film inside the glass. The SPD-SmartGlass solution can also be used as a partition between cars or between the engineer and passengers.

Joseph M. Harary, President and CEO of Research Frontiers, noted: “As a frequent traveler on mass transit, I know how uncomfortable it can be on sunny days when the vehicle’s air-conditioning system is trying to compensate for the solar heat gain inside the vehicle. Heavily tinted glass provides a suboptimal solution because you also want to maintain a connection between the passengers and the outside world. Now, with SPD-SmartGlass technology, either automatically or with the push of a button either by the passenger or the vehicle’s operator, you can instantly and precisely change the tint of the glass to control heat, light and glare and also maximize visibility. At the upcoming Innotrans exhibition, thousands of transit industry professionals will be able to experience Bombardier’s FLEXITY 2 tram innovation and experience the benefits of SPD-SmartGlass for themselves.”

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated September 18, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
	By:	Seth L. Van Voorhees
	Title:	CFO and VP, Business Development

Dated: September 18, 2014